[BANK OF AMERICA LOGO]                                          EXHIBIT 10(J)(2)



                        AMENDMENT NO. 3 TO LOAN AGREEMENT


        This Amendment No. 3 (the "Amendment") dated as of April 30, 2002, is among Bank of America, N.A. (the "Bank"), Ashworth, Inc. ("Ashworth"), Ashworth Store I, Inc. ("Ashworth Store I"), Ashworth Store II, Inc. ("Ashworth Store II"), Ashworth International, Inc. ("Ashworth International"), and Ashworth U.K., Ltd. ("Ashworth UK") (Ashworth, Ashworth Store I, Ashworth Store II, Ashworth International, and Ashworth UK are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower").

                                    RECITALS

        A. The Bank and the Borrowers entered into a certain Business Loan Agreement dated as of June 1, 2000 (together with any previous amendments, the "Agreement").

        B. The Bank and the Borrowers desire to amend the Agreement.

                                    AGREEMENT

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2. Amendments. The Agreement is hereby amended as follows:

          2.1 Subparagraph 1.1(a) of the Agreement is amended to read in its entirety as follows:

                 "(a) During the availability period described below, the Bank will provide a line of credit (`Facility No. 1') to the Borrowers. The amount of the line of credit (the `Facility No. 1 Commitment') is equal to the amount indicated for each period specified below:

                             Period                                     Amount
                             ------                                     ------
                             From the date hereof
                             through July 1, 2002                       $35,000,000

                             From July 2, 2002
                             through January 31, 2003                   $25,000,000

                             From February 1, 2003
                             through the Facility No. 1 Expiration Date $35,000,000."

          2.2 In Paragraph 1.2 of the Agreement, the date "March 1, 2003" is substituted for the date "May 1, 2002."

          2.3 Subparagraph 1.6(a)(iii) of the Agreement is deleted in its entirety.

          2.4 In Subparagraph 2.1(a) of the Agreement, the date "March 1, 2003" is substituted for the date "November 1, 2002."

          2.5 In Subparagraph 4.1(a) of the Agreement, the date "March 1, 2003" is substituted for the date "May 1, 2002."

          2.6 Subparagraph 8.2(c) of the Agreement is amended to read in its entirety as follows:

                 "(c) Within 60 days of Ashworth's fiscal year end, the Borrowers' annual projections (detailed quarter-to-quarter) on a consolidated basis."

          2.7 Paragraphs 8.3, 8.4, and 8.5 of the Agreement are amended to read in their entirety as follows:

                 "8.3 QUICK RATIO. To maintain on a consolidated basis a ratio of quick assets to current liabilities of at least the amounts indicated for each period specified below:

                            Period                                      Ratio
                            ------                                      -----
                            From January 31, 2002
                            through July 30, 2002                       .90:1.0

                            From July 31, 2002
                            through January 30, 2003                    1.20:1.0

                            From January 31, 2003
                            and thereafter                              .90:1.0

                 `Quick assets' means cash, short-term cash investments in non-affiliated entities, net trade receivables and marketable securities not classified as long-term investments. "Current liabilities" shall include (a) all obligations classified as current liabilities under generally accepted accounting principles, plus (b) all principal amounts outstanding under revolving lines of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, whether classified as current or long-term, which are not already included under (a) above.

                 8.4 TANGIBLE NET WORTH. To maintain on a consolidated basis tangible net worth equal to at least the sum of the following:

                 (a) Sixty Nine Million Five Hundred Thousand Dollars ($69,500,000); plus

                 (b) the sum of 50% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing with quarter ended April 30, 2002; plus

                 (c) 100% of equity issuance measured quarter to date each fiscal quarter.

                 `Tangible net worth' means the gross book value of the Borrowers' assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles) including but not limited to accrued and deferred income taxes, and any reserves against assets.

                 8.5 EBITDA. To maintain on a consolidated basis EBITDA of at least Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) between the date hereof and October 30, 2002, and Ten Million Dollars ($10,000,000) thereafter.

                 `EBITDA' means the sum of net income before taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges. This covenant will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters."

          2.8 Subparagraph 8.6(f) of the Agreement is deleted in its entirety.

          2.9 Subparagraph 8.7(e) of the Agreement is deleted in its entirety.

          2.10   Paragraph 8.11 is amended to read in its entirety as follows:

                 "8.11 OUT OF DEBT PERIOD. Reduce the amount of advances under the Facility No. 1 to not more than Five Million Dollars ($5,000,000) for a period of at least 30 consecutive days during each fiscal year of Ashworth. For the purposes of this paragraph, `advances' does not include undrawn amounts of outstanding letters of credit."

          2.11 The first sentence of Subparagraph 11.4(d) is amended to read as follows:

                 "The arbitration shall be administered by J.A.M.S. and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in California."

        3. Representations and Warranties. When the Borrowers sign this Amendment, each Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which any Borrower is bound, and (d) this Amendment is within each Borrower's powers, has been duly authorized, and does not conflict with any of its organizational papers.

        4. Fee. Concurrently with the execution of this Amendment, the Borrowers will pay a documentation fee of Five Thousand Dollars ($5,000).

        5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


        7. FINAL AGREEMENT. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

        This Amendment is executed as of the date stated at the beginning of this Amendment.


                                            BANK OF AMERICA, N.A.

                                            By /s/ Susan J. Pepping
                                               Susan J. Pepping, Senior Vice
                                               President


                                            ASHWORTH, INC.

                                            By /s/ Terence W. Tsang
                                            Typed Name    Terence W. Tsang
                                            Title  EVP, COO and CFO


                                            ASHWORTH STORE I, INC.

                                            By /s/ Terence W. Tsang
                                            Typed Name    Terence W. Tsang
                                            Title  EVP, COO and CFO


                                            ASHWORTH STORE II, INC.

                                            By /s/ Terence W. Tsang
                                            Typed Name    Terence W. Tsang
                                            Title  EVP, COO and CFO

                                            ASHWORTH U.K., LTD.

                                            By /s/ Terence W. Tsang
                                            Typed Name    Terence W. Tsang
                                            Title  EVP, COO and CFO

                                            ASHWORTH INTERNATIONAL, INC.

                                            By /s/ Terence W. Tsang
                                            Typed Name    Terence W. Tsang
                                            Title  EVP, COO and CFO